Exhibit 99.1

ITW Reports Second Quarter 2026 Results and
Raises Full Year 2026 Guidance

•Revenue of $4.30 billion, increased +6.1% as organic growth accelerated to +4.5%
•Operating income of $1.15 billion grew +7.4% marking the most profitable quarter in company history
•Operating margin of 26.7% expanded 40 bps, as enterprise initiatives contributed 120 bps
•GAAP EPS of $2.84 increased +10.1%
•Operating cash flow of $723 million and free cash flow of $631 million; an increase of +41%
•Full Year 2026 guidance raised; organic revenue raised +1.5%-pts to new midpoint of 3.5% and GAAP EPS raised +$0.15 to new midpoint of $11.45

GLENVIEW, Ill., July 28, 2026 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2026 results and raised full year 2026 guidance.

“The ITW team delivered a strong operational and financial performance in the second quarter highlighted by organic growth of 4.5 percent, operating margin of 26.7 percent, and a 10 percent increase in GAAP earnings per share to $2.84,” said Christopher A. O’Herlihy, President and Chief Executive Officer.

“Our results reflect a meaningful acceleration in our capex-related segments, led by double-digit organic growth in Welding and Test & Measurement and Electronics, alongside strong performance in Polymers & Fluids. As we advance our enterprise strategy priorities, we remain well-positioned to drive consistent, above-market organic growth powered by increased contribution to revenue growth from Customer-Back Innovation while further expanding profitability and margins. As a result of our strong operational momentum, we are raising both top- and bottom-line guidance for the full year,” O’Herlihy concluded.

Second Quarter 2026 Results

Second quarter revenue of $4.30 billion increased by 6.1 percent. Organic revenue growth was 4.5 percent, led by 6.4 percent growth in North America. Foreign currency translation increased revenue by 1.4 percent and an acquisition added 0.2 percent.

GAAP EPS grew 10.1 percent to $2.84, while operating income increased 7.4 percent to $1.15 billion, marking the most profitable quarter in the history of the company. Operating margin expanded by 40 basis points to 26.7 percent as enterprise initiatives contributed 120 basis points. In the quarter, price increases more than offset higher raw material costs in dollar terms, though timing lags between inflation and price adjustments modestly diluted margins. Operating cash flow was $723 million, and free cash flow was $631 million, a 41 percent increase representing a 77 percent conversion of net income. During the quarter, the company returned over $1.2 billion to shareholders through dividends and share repurchases of $750 million. The effective tax rate for the quarter was 24.4 percent.

2026 Guidance

ITW is raising its full year 2026 GAAP EPS guidance by $0.15 to a narrowed range of $11.35 to $11.55 per share, representing 9 percent growth at the midpoint. Based on current demand levels and prevailing foreign exchange rates, the company is raising revenue growth guidance to a new range of 4 to 5 percent and raising organic growth guidance to 3 to 4 percent, a 1.5 percentage point increase at the midpoint.

Operating margin is projected to be in the range of 26.5 to 27.5 percent, with enterprise initiatives contributing more than 100 basis points. Free cash flow is projected to exceed 100 percent of net income, and the company expects to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is 23 to 24 percent.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the potential impact of tariffs, the company’s projected pricing actions, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the company’s 2026 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the company’s expectations include those that are detailed in ITW’s Form 10-K for 2025 and subsequent reports filed with the SEC.

About Illinois Tool Works

ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $16 billion in 2025. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 43,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com.

Investor Relations & Media Contact:
Erin Linnihan
Tel: 224.661.7431
investorrelations@itw.com | mediarelations@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2026	2025	2026	2025
Operating Revenue	$4,301	$4,053	$8,317	$7,892
Cost of revenue	2,403	2,271	4,659	4,432
Selling, administrative, and research and development expenses	735	693	1,457	1,399
Amortization and impairment of intangible assets	16	21	34	42
Operating Income	1,147	1,068	2,167	2,019
Interest expense	(79)	(74)	(152)	(142)
Other income (expense)	12	4	32	16
Income Before Taxes	1,080	998	2,047	1,893
Income Taxes	265	243	464	438
Net Income	$815	$755	$1,583	$1,455

Net Income Per Share:
Basic	$2.85	$2.58	$5.51	$4.97
Diluted	$2.84	$2.58	$5.50	$4.95

Cash Dividends Per Share:
Paid	$1.61	$1.50	$3.22	$3.00
Declared	$1.61	$1.50	$3.22	$3.00

Shares of Common Stock Outstanding During the Period:
Average	286.4	292.3	287.3	292.9
Average assuming dilution	287.0	292.9	288.1	293.7

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and equivalents	$839	$851
Trade receivables	3,564	3,227
Inventories	1,756	1,659
Prepaid expenses and other current assets	441	463
Total current assets	6,600	6,200

Net plant and equipment	2,235	2,230
Goodwill	5,074	5,098
Intangible assets	558	591
Deferred income taxes	489	519
Other assets	1,538	1,510
	$16,494	$16,148

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$3,145	$2,286
Accounts payable	636	522
Accrued expenses	1,592	1,636
Cash dividends payable	457	465
Income taxes payable	123	217
Total current liabilities	5,953	5,126

Noncurrent Liabilities:
Long-term debt	6,549	6,683
Deferred income taxes	162	154
Other liabilities	935	959
Total noncurrent liabilities	7,646	7,796

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,838	1,771
Retained earnings	30,812	30,150
Common stock held in treasury	(28,004)	(26,875)
Accumulated other comprehensive income (loss)	(1,758)	(1,827)
Noncontrolling interest	1	1
Total stockholders' equity	2,895	3,226
	$16,494	$16,148

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2026
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$857	$185	21.6%
Food Equipment	692	188	27.1%
Test & Measurement and Electronics	769	193	25.2%
Welding	549	178	32.4%
Polymers & Fluids	476	140	29.3%
Construction Products	494	151	30.6%
Specialty Products	468	148	31.5%
Intersegment	(4)	—	—%
Total Segments	4,301	1,183	27.5%
Unallocated	—	(36)	—%
Total Company	$4,301	$1,147	26.7%

Six Months Ended June 30, 2026
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,677	$358	21.3%
Food Equipment	1,329	345	26.0%
Test & Measurement and Electronics	1,484	357	24.1%
Welding	1,056	341	32.3%
Polymers & Fluids	928	266	28.7%
Construction Products	952	286	30.0%
Specialty Products	899	283	31.4%
Intersegment	(8)	—	—%
Total Segments	8,317	2,236	26.9%
Unallocated	—	(69)	—%
Total Company	$8,317	$2,167	26.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2026 vs. Q2 2025 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(0.4)%	—%	10.0%	13.9%	7.3%	2.0%	1.6%	4.5%
Acquisitions/ Divestitures	—%	—%	1.3%	—%	—%	—%	—%	0.2%
Translation	1.7%	1.6%	0.8%	0.8%	1.5%	2.3%	1.4%	1.4%
Operating Revenue	1.3%	1.6%	12.1%	14.7%	8.8%	4.3%	3.0%	6.1%

Q2 2026 vs. Q2 2025 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(10) bps	—	250 bps	220 bps	140 bps	40 bps	20 bps	90 bps
Changes in Variable Margin & OH Costs	20 bps	(60) bps	—	(250) bps	40 bps	(40) bps	(150) bps	(50) bps
Total Organic	10 bps	(60) bps	250 bps	(30) bps	180 bps	—	(130) bps	40 bps
Acquisitions/ Divestitures	—	—	(20) bps	—	—	—	—	—
Restructuring/Other	20 bps	—	10 bps	(40) bps	(20) bps	(20) bps	20 bps	—
Total Operating Margin Change	30 bps	(60) bps	240 bps	(70) bps	160 bps	(20) bps	(110) bps	40 bps

Total Operating Margin % *	21.6%	27.1%	25.2%	32.4%	29.3%	30.6%	31.5%	26.7%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	10 bps	120 bps	—	80 bps	10 bps	20 bps	40 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.04) on GAAP earnings per share for the second quarter of 2026.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

H1 2026 vs. H1 2025 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(0.6)%	(1.3)%	7.4%	10.0%	4.6%	0.4%	(1.5)%	2.5%
Acquisitions/ Divestitures	—%	—%	1.5%	—%	—%	—%	—%	0.3%
Translation	3.4%	2.9%	2.0%	1.0%	2.5%	3.5%	2.6%	2.6%
Operating Revenue	2.8%	1.6%	10.9%	11.0%	7.1%	3.9%	1.1%	5.4%

H1 2026 vs. H1 2025 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(10) bps	(20) bps	200 bps	160 bps	90 bps	20 bps	(30) bps	50 bps
Changes in Variable Margin & OH Costs	70 bps	(100) bps	20 bps	(180) bps	80 bps	(10) bps	(40) bps	(10) bps
Total Organic	60 bps	(120) bps	220 bps	(20) bps	170 bps	10 bps	(70) bps	40 bps
Acquisitions/ Divestitures	—	—	(40) bps	—	—	—	—	—
Restructuring/Other	40 bps	10 bps	20 bps	(30) bps	(10) bps	(10) bps	30 bps	10 bps
Total Operating Margin Change	100 bps	(110) bps	200 bps	(50) bps	160 bps	—	(40) bps	50 bps

Total Operating Margin % *	21.3%	26.0%	24.1%	32.3%	28.7%	30.0%	31.4%	26.1%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	—	130 bps	—	90 bps	10 bps	20 bps	40 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.09) on GAAP earnings per share for the first half of 2026.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2026	2025	2026	2025
Numerator:
Net Income	$815	$755	$1,583	$1,455
Discrete tax benefit related to the first quarter 2026	—	—	(34)	—
Discrete tax benefit related to the first quarter 2025	—	—	—	(21)
Interest expense, net of tax (1)	59	56	115	108
Other (income) expense, net of tax (1)	(9)	(3)	(24)	(12)
Operating income after taxes	$865	$808	$1,640	$1,530

Denominator:
Invested capital:
Cash and equivalents	$839	$788	$839	$788
Trade receivables	3,564	3,320	3,564	3,320
Inventories	1,756	1,710	1,756	1,710
Net plant and equipment	2,235	2,177	2,235	2,177
Goodwill and intangible assets	5,632	5,596	5,632	5,596
Accounts payable and accrued expenses	(2,228)	(2,157)	(2,228)	(2,157)
Debt	(9,694)	(8,937)	(9,694)	(8,937)
Other, net	791	714	791	714
Total net assets (stockholders' equity)	2,895	3,211	2,895	3,211
Cash and equivalents	(839)	(788)	(839)	(788)
Debt	9,694	8,937	9,694	8,937
Total invested capital	$11,750	$11,360	$11,750	$11,360

Average invested capital (2)	$11,650	$10,996	$11,548	$10,741

Net income to average invested capital (3)	28.0%	27.4%	27.4%	27.1%
After-tax return on average invested capital (3)	29.7%	29.4%	28.4%	28.5%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended June 30, 2026 and 2025 was 24.4% in both periods. Effective tax rate used for interest expense and other (income) expense for the six months ended June 30, 2026 and 2025 was 24.3% and 24.2%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended June 30, 2026 and 2025 were converted to an annual rate by multiplying the calculated return by 4. Returns for the six months ended June 30, 2026 and 2025 were converted to an annual rate by multiplying the calculated return by 2.

A reconciliation of the tax rate for the six month period ended June 30, 2026, excluding the first quarter 2026 discrete tax benefit of $34 million primarily related to the resolution of a U.S. tax audit, is as follows:

	Six Months Ended
	June 30, 2026
Dollars in millions	Income Taxes	Tax Rate
As reported	$464	22.6%
Discrete tax benefit related to the first quarter 2026	34	1.7%
As adjusted	$498	24.3%

A reconciliation of the tax rate for the six month period ended June 30, 2025, excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Six Months Ended
	June 30, 2025
Dollars in millions	Income Taxes	Tax Rate
As reported	$438	23.1%
Discrete tax benefit related to the first quarter 2025	21	1.1%
As adjusted	$459	24.2%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2025
Numerator:
Net income	$3,066
Net discrete tax benefit related to the third quarter 2025	(27)
Discrete tax benefit related to the first quarter 2025	(21)
Interest expense, net of tax (1)	222
Other (income) expense, net of tax (1)	(32)
Operating income after taxes	$3,208

Denominator:
Invested capital:
Cash and equivalents	$851
Trade receivables	3,227
Inventories	1,659
Net plant and equipment	2,230
Goodwill and intangible assets	5,689
Accounts payable and accrued expenses	(2,158)
Debt	(8,969)
Other, net	697
Total net assets (stockholders' equity)	3,226
Cash and equivalents	(851)
Debt	8,969
Total invested capital	$11,344

Average invested capital (2)	$10,959

Net income to average invested capital	28.0%
After-tax return on average invested capital	29.3%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2025 was 23.9%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2025 effective tax rate, excluding the third quarter 2025 net discrete tax benefit of $27 million, which included a favorable discrete tax benefit of $43 million related to the estimated U.S. federal tax liability for 2024, partially offset by a $16 million discrete tax expense related primarily to the resolution of a foreign tax audit, and excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Twelve Months Ended
	December 31, 2025
Dollars in millions	Income Taxes	Tax Rate
As reported	$900	22.7%
Net discrete tax benefit related to the third quarter 2025	27	0.7%
Discrete tax benefit related to the first quarter 2025	21	0.5%
As adjusted	$948	23.9%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2026	2025	2026	2025
Net cash provided by operating activities	$723	$550	$1,346	$1,142
Less: Additions to plant and equipment	(92)	(101)	(187)	(197)
Free cash flow	$631	$449	$1,159	$945

Net income	$815	$755	$1,583	$1,455

Net cash provided by operating activities to net income conversion rate	89%	73%	85%	78%
Free cash flow to net income conversion rate	77%	59%	73%	65%